Exhibit 5.1

September 9, 2009

Sonic Automotive, Inc.

6415 Idlewild Road, Suite 109

Charlotte, NC 28202

Re: Sonic Automotive, Inc. - Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Sonic Automotive, Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below), in connection with the registration by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”), of the offer by the (a) Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness, (ii) shares of preferred stock, par value $.10 per share, of the Company in one or more series (the “Preferred Stock”), (iii) shares of Class A common stock, par value $.01 per share, of the Company (the “Common Stock”) and (iv) warrants to purchase shares of the Common Stock (the “Warrants”) and (b) subsidiaries of the Company (the “Guarantors”) from time to time, pursuant to Rule 415 under the Securities Act, of guarantees of the obligations of the Company under the Debt Securities (the “Guarantees”). The aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees offered by the Company in any such offering will not exceed $500,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The term “Securities,” as used herein, shall collectively refer to the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in the supplements to the prospectus contained in the Company’s Form S-3 Registration Statement filed on the date hereof, as amended (the “Registration Statement”), to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, (ii) the form of Senior Indenture (the “Senior Debt Indenture”) relating to senior debt of the Company (the “Senior Debt Securities”), including any Guarantees thereof, included as an exhibit to the Registration Statement, (iii) the Subordinated Indenture, dated as of May 7, 2002, among Sonic Automotive, Inc., the guarantors named therein and U.S. Bank National Association, as trustee (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures,” and each, an “Indenture”) relating to subordinated debt of the Company (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), including any Guarantees thereof, included as an exhibit to the Registration Statement, and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In all such examinations and for purposes of rendering these opinions, we have assumed the authenticity of all original and certified documents and conformity to original or certified documents of all copies submitted to us as conformed or facsimile, electronic or photostatic copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Securities and any instruments defining the rights thereof and oral or written statements and other information of or from public officials, officers or representatives of the

Research Triangle, NC

Charleston, SC

Sonic Automotive, Inc.

September 9, 2009

Company, the Guarantors and others, and assume compliance on the part of all parties to the Securities and the instruments defining the rights thereof with the covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon. In addition, we reviewed such questions of law as we considered appropriate.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any prospectus or prospectus supplement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission (the “Commission”); (ii) a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (iv) all Securities will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each person signing each Indenture will have the legal capacity and authority to do so and each of the Indentures has been or will be duly authorized, executed and delivered by the parties thereto; (vi) at the time of any offering or sale of any shares of the Common Stock or Preferred Stock by the Company, that the Company will have such number of shares of the Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by, and be the enforceable obligations of, the parties thereto and that such parties will comply with all their obligations under such agreement; (viii) the Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (ix) the parties to the Securities and the instruments defining the rights thereof and any definitive purchase, underwriting or similar agreement with respect to any Securities offered (other than the Company and the Guarantors) are validly existing and in good standing under the laws of their respective jurisdictions of organization, have the power and authority to enter into and perform their obligations thereunder and to consummate the transactions contemplated thereby; and (x) all signatures are genuine.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(i) When (a) the applicable Indenture governing the terms of any Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (b) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities and the Company has the power necessary to issue such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt

Sonic Automotive, Inc.

September 9, 2009

Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

(ii) When (a) the applicable Indenture has been duly qualified under the TIA, (b) the board of directors of the applicable Guarantors (or a duly authorized committee thereof) or other applicable governing body has taken all necessary action to approve the issuance and terms of each such Guarantee and each such Guarantor has the necessary corporate, limited liability company or other power necessary to issue its Guarantee, (c) the terms of each such Guarantee have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any such Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over any such Guarantor, and (d) each such Guarantee has been duly executed, authenticated and delivered in accordance with the applicable Indenture and the Debt Securities relating to each such Guarantee have been issued and sold as contemplated in the Registration Statement and upon payment of the consideration for the related Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of such Guarantors.

(iii) When (a) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (b) the applicable warrant agreement to be entered into in connection with the issuance of the Warrants has been duly authorized, executed and delivered by the Company and the warrant agent, (c) the specific terms of the particular Warrants have been duly authorized and established in accordance with the applicable warrant agreement by the board of directors of the Company (or a duly authorized committee thereof) and the Company has the power necessary to issue such Warrants, (d) such Warrants have been duly authorized, executed, issued and delivered against payment therefor in accordance with the applicable warrant agreement and the applicable underwriting or other agreement, and (e) such Warrants have been issued and sold as contemplated in the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, and when issued as contemplated in the Registration Statement and the applicable warrant agreement and upon payment of the consideration therefor as contemplated in the Registration Statement and applicable warrant agreement (not less than the par value thereof), the Common Stock issuable upon exercise of such Warrants will be duly authorized, validly issued, fully paid and non-assessable.

(iv) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of the Common Stock or of any series of the Preferred Stock and the Company has the power to issue the same, and (b) such shares have been issued and sold as contemplated in the Registration Statement and upon payment of the consideration therefor as contemplated in the Registration Statement and in the applicable definitive purchase, underwriting or similar agreement (not less than the par value thereof), all such shares will be duly authorized, validly issued, fully paid and non-assessable, and any shares of the Common Stock or of any series of the Preferred Stock issued upon conversion of any Debt Securities, in accordance with the terms of the applicable Indenture, will be duly authorized, validly issued, fully paid and non-assessable.

Sonic Automotive, Inc.

September 9, 2009

The opinions expressed herein are limited to matters governed by the laws of the States of North Carolina and New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution, and the reported cases interpreting those laws), the Securities Act and the applicable business corporation, limited liability company or limited partnership laws of the States of Alabama, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Maryland, Michigan, Nevada, Ohio, Oklahoma, South Carolina, Tennessee, Texas and Virginia, as currently in effect and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. Except with respect to the opinions provided herein, we do not purport to be expert with respect to the laws of the States of Alabama, Arizona, California, Colorado, Florida, Georgia, Hawaii, Maryland, Michigan, Nevada, Ohio, Oklahoma, Tennessee, Texas and Virginia and our opinions with respect to the laws of such states are based solely upon our reading of the texts of the relevant corporate, limited liability company and limited partnership statutes. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We express no opinion as to:

(i) the legality, validity, binding effect or enforceability of any provision in any of the Securities or instruments defining the rights thereof relating to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York, or (b) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York;

(ii) the legality, validity, binding effect or enforceability of any provision of the Securities or instruments defining the rights thereof relating to specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement, or any provisions relating to any waiver of stay, extension or usury laws or of unknown future rights;

(iii) the legality, validity, binding effect or enforceability of (a) any provision of the Securities or instruments defining the rights thereof containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any provision of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions), waivers of any rights to trial by jury or service of process, except in accordance with applicable law; or (b) with respect to any Waiver in the Guarantees insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Guarantors as a matter of law (including judicial decisions), except to the extent such Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions);

Sonic Automotive, Inc.

September 9, 2009

(iv) provisions relating to indemnification, exculpation or contribution against one’s own negligence or willful misconduct or to the extent such provisions may be held unenforceable as contrary to federal or state securities laws;

(v) any provision of the Securities or instruments defining the rights thereof purporting to give any person or entity the power to accelerate obligations without any notice to the obligor;

(vi) any provision of the Securities or instruments defining the rights thereof which may be construed to be in the nature of a penalty;

(vii) provisions in the Guarantees and any Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (a) actions or failures to act on the part of the holders of Debt Securities or the trustee, (b) amendments or waivers of provisions of documents governing the guaranteed obligations, or (c) other actions, events or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the obligation and guarantee of the Guarantors under such Indenture; or

(viii) the legality, validity, binding effect or enforceability of any severability provision.

For purposes of the foregoing opinions, we have assumed consideration that is fair and sufficient to support the Guarantees under the Indentures has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

The opinions set forth above are subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether considered in a proceeding at law or in equity, and (iii) the qualification that certain provisions of the Securities or instruments defining the rights thereof may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against the Company or any of the Guarantors of the Securities or instruments defining the rights thereof as a whole, and the Securities or instruments defining the rights thereof and the laws of the State of New York contain adequate provisions for enforcing payment of the obligations governed or secured thereby, subject to the other qualifications contained in this letter.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason. We do not find it necessary for purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus and “Legal Matters” in any prospectus or prospectus supplement forming part of the Registration Statement. In giving such consent, we do not hereby

Sonic Automotive, Inc.

September 9, 2009

admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

MOORE & VAN ALLEN PLLC

/s/ Moore & Van Allen PLLC